UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2010, First Chester County Corporation received a letter from The Nasdaq Stock Market notifying us that because the Company has not filed its Form 10-Q for the period ended March 31, 2010, and because the Company remains delinquent in filing its Form 10-K for the period ended December 31, 2009 (the “Initial Delinquent Filing”), the Company does not comply with its obligation to file periodic financial reports for continued listing on the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5250(c)(1). This notification has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

As provided under Nasdaq rules, the Company has 60 calendar days from the date of the Nasdaq deficiency letter relating to the Initial Delinquent Filing, or until June 1, 2010, to provide Nasdaq with a plan to regain compliance with the continued listing requirement. The Company intends to submit a plan to Nasdaq on or before the deadline. If Nasdaq accepts the plan, of which there can be no assurance, Nasdaq may grant the Company up to 180 days, or until September 13, 2010, to achieve and sustain compliance. If Nasdaq determines that the plan is not sufficient, it will provide written notice that the Company’s common stock would be subject to delisting from the Nasdaq Capital Market. At that time, the Company may request a hearing before a Nasdaq Listing Qualifications Panel. In that event, the Company’s common stock would remain listed on the Nasdaq Capital Market pending a final determination by the panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2010	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
	Name:	John A. Featherman, III
	Title:	Chairman, President and Chief Executive Officer